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                              Management Contract

By and between

          FSE-Computer-Handel-Verwaltungs GmbH

represented by its sole agent, manager Dr. Alfred Simmet

          (hereinafter referred to as "the company") - party of the first part -

and

          Dr. Alfred Simmet
          Finkenweg 30
          66869 Kusel

                                                    - party of the second part -

the following employment contract is concluded, effective November 12, 1997:

                                     Art. 1

The company employs Dr. Alfred Simmet as sole agent and manager.

The manager shall manage the company's business in accordance with the law, the articles of association and this management contract. This includes in particular the management of FSE-Computer-Handels GmbH & Co. KG.

                                     Art. 2

The manager shall manage the business as a prudent businessman. He shall not be authorized to assume or continue other activities without the consent of the company. The consent shall be denied only for important reasons.

He shall keep all internal matters and events which are in the company's interests confidential from all third parties, unless he has been expressly released from this duty by the company.

The manager is released from the restriction of Art. 181 BGB [civil law].

                                     Art. 3

For his activity, the manager shall receive a gross monthly salary of DM 25,000, payable at the end of the month.

This salary shall cover the entire activity of the manager on the company's behalf; no separate payment shall be made for overtime.

The company shall provide the manager with a top class car, which may also be used for private purposes. The manager shall pay the tax on its use, pursuant to the pertinent regulations.


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Travel and other expenses shall be reimbursed by the company by a lump sum allowed by the income tax law; additional amounts shall be refunded upon the presentation of evidence.

                                     Art. 4

The manager shall be entitled to 30 vacation days per year. Saturdays shall not be considered business days.

The starting date of vacation shall be determined in agreement with the company. If for business or personal reasons, the manager has been unable to take a vacation by 3/31 of the following year, he shall receive 1/30 of his gross salary per unused vacation day.

                                     Art. 5

If the manager is temporarily prevented from exercising his activities by sickness or other causes not due to his fault, he shall receive his full salary pursuant to Art. 3 para 1 for up to 6 months.

                                     Art. 6

This contract is concluded for 2 years. It may be terminated with 6-months notice by either party, effective at the end of a calendar year.

This contract may be extended by one year by agreement between the company and Dr. Alfred Simmet.

                                     Art. 7

Amendments and supplements to this contract shall be made in writing.



Frankfurt, on November 13, 1997



/s/ Dr. Simmet                              /s/ Dr. Simmet
----------------------------------          ------------------------------------
Manager                                     FSE-Computer-Handel-Verwaltungs GmbH
Dr. Alfred Simmet                           represented by its manager